EXHIBIT 99.1

REAL INDUSTRY AND REAL ALLOY RECEIVE COURT APPROVAL OF FIRST DAY MOTIONS

Financing in place to support Real Alloy’s U.S. operations

All facilities globally operating on schedule

NEW YORK, November 20, 2017 – Real Industry, Inc. (NASDAQ: RELY)  (“Real Industry” or the “Company”) today announced that the Company and Real Alloy Holding, Inc. and its U.S. subsidiaries (“Real Alloy”) have received interim approval from the U.S. Bankruptcy Court for the District of Delaware (the “Court”) for all of the “first day” motions related to their November 17, 2017 filings of petitions for voluntary Chapter 11 reorganization. Collectively, the motions granted by the Court on an interim basis facilitate and ensure that the Company and Real Alloy continue uninterrupted operations throughout the reorganization process, giving the Company and Real Alloy the authority to make payments to suppliers and service providers as well as to continue to pay employees wages, salaries and benefits.

Among other things, the Court has approved Real Alloy’s debtor-in-possession (“DIP”) financing, which includes the continued use of its $110 million asset-based lending facility and up to $50 million of the incremental $85 million of new money being provided by holders of a majority of Real Alloy’s bonds.  The DIP financing, combined with cash generated from Real Alloy’s ongoing operations, will be available to meet Real Alloy’s operational and working capital needs during the reorganization effort under Chapter 11. The Court set a hearing date of December 19, 2017 for final approval of the DIP financing.

“The Court’s approvals today are a significant step toward rebuilding our capital structure,” said Terry Hogan, President of Real Alloy. “With the DIP financing also approved today, we have begun making payments to scrap suppliers and service providers that support our facilities. We  continue to deliver products and services to our customers while working to reinforce relationships with our many suppliers.”

As previously announced, on November 17, 2017, the Company and certain of its Real Alloy subsidiaries in the U.S. filed petitions for voluntary Chapter 11 reorganization to restructure their balance sheets, continue to operate in the ordinary course, and preserve the value of the Company’s net operating loss tax carryforwards. Real Alloy’s European, Mexican, and Canadian operations and Goodyear, Ariz. joint venture are supported by their own cash flows and are not part of such filing. Operations in these locations continue as usual.

Additional Information

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.  Additional information on Real Industry can be found at its website www.realindustryinc.com.

For both the Company and Real Alloy, in connection with the reorganization, Morrison & Foerster LLP is serving as legal counsel, Jefferies LLC is serving as investment banker, and Berkley Research Group LLP is serving as the financial advisor.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date

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hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with our holders of our Senior Secured Notes, our asset-based facility lender, and our trade creditors; risks and uncertainties with performing under the terms of the DIP financing and any other arrangement with lenders or creditors while in Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; Real Alloy’s ability to continue to pay suppliers; Real Alloy’s ability to fund ongoing business operations through the DIP financing; the use of the funds anticipated to be received in the DIP financing; the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; Real Industry’s ability to secure operating capital; our ability to take advantage of opportunities to acquire assets with upside potential; Real Industry’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with our debtholders and creditors; our ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the DIP financing and any other financial arrangement while in Chapter 11 proceedings; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of any changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

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Contact
Real Industry, Inc.	The Equity Group, Inc.
Jeehae Shin	Adam Prior
(212) 201-4126	(212) 836-9606
investor.relations@realindustryinc.com	aprior@equityny.com

Carolyne Y. Sohn
(415) 568-2255
csohn@equityny.com